News Release:

Patriot Minefinders Announces Change to its Board of Directors

Vancouver, B.C., September 13, 2013 - Patriot Minefinders Inc. (“Patriot”, or the “Company”) (OTCBB: PROF).

Patriot Minefinders Inc. reports that Michael Hofer and Fred Sveinson have resigned from its Board of Directors, Mr. Hofer’s resignation effective June 28, 1013 and Mr. Sveinson’s resignation effective September 13, 2013. The Company would like to thank Mr. Hofer and Mr. Sveinson for their services.

Patriot’s current board of directors is comprised of Fred Tejada, Justin Blanchet, Perparim Alikaj and John LaGourgue.

On behalf of the Board

“John LaGourgue”

JOHN LAGOURGUE, Director

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Patriot Minefinders Inc

700 - 510 West Hastings Street

Vancouver, B.C., Canada V6B1L8

Tel. 604-687-7160   Fax. 604-687-7165

 Email: info@patriotminefinders.com

Website: www.patriotminefinders.com